Exhibit 99.1

NRG Energy, Inc. Reports First Quarter 2023 Results

• Completed acquisition of Vivint Smart Home, advancing our consumer services platform
• Strong first quarter financial and operational results
• Updating 2023 Adjusted EBITDA and FCFbG guidance as a result of the Vivint acquisition
HOUSTON—May 4, 2023—NRG Energy, Inc. (NYSE: NRG) today reported a first quarter 2023 Net Loss of $1.3 billion, or $(5.82) per common share. Adjusted EBITDA for the first quarter was $646 million, Net Cash Used by Operating Activities was $1.6 billion, and Free Cash Flow Before Growth (FCFbG) was $203 million.

"NRG delivered strong financial and operational results during the first quarter," said Mauricio Gutierrez, NRG President, and Chief Executive Officer. "We are pleased to welcome our new Vivint colleagues and are excited about the attractive opportunity for our consumer services platform."

Consolidated Financial Results

	Three Months Ended
($ in millions)	3/31/2023	3/31/2022
Net (Loss)/Income	$(1,335)	$1,736
Cash (Used)/Provided by Operating Activities	$(1,598)	$1,676
Adjusted EBITDA	$646	$536
Free Cash Flow Before Growth Investments (FCFbG)	$203	$239

Segments Results
Table 1: Net (Loss)/Income

($ in millions)	Three Months Ended
Segment	3/31/2023	3/31/2022
Texas	$284	$771
East	(1,402)	1,538
West/Services/Other[a]	(178)	(573)
Vivint[b]	$(39)	N/A
Net (Loss)/Income	$(1,335)	$1,736
a. Includes Corporate segment
b. Vivint Smart Home acquired in March 2023

First quarter net loss was $1.3 billion, $3.1 billion lower than the first quarter of 2022. This was driven by unrealized mark-to-market losses on economic hedges primarily in the East, due to large declines in natural gas and power prices. Certain hedge positions are required to be marked-to-market every period, while the customer contracts related to these items are not, resulting in temporary unrealized losses or gains on the economic hedges that are not reflective of the expected economics at future settlement.

Table 2: Adjusted EBITDA

($ in millions)	Three Months Ended
Segment	3/31/2023	3/31/2022
Texas	$254	$211
East	314	332
West/Services/Other[a]	5	(7)
Vivint[b]	$73	N/A
Adjusted EBITDA	$646	$536
a. Includes Corporate segment
b. Vivint Smart Home acquired in March 2023

Texas: First quarter Adjusted EBITDA was $254 million, $43 million higher than the first quarter of 2022. This increase was primarily driven by higher margins, the April 2022 return of Limestone Unit 1 from an extended outage, and current-year optimization of realized lower market power prices. The increase was partially offset by a decrease in retail load primarily driven by unfavorable weather and higher operating costs due to an increase in planned outages in the first quarter of 2023 compared to the first quarter of 2022.

East: First quarter Adjusted EBITDA was $314 million, $18 million lower than the first quarter of 2022. This decrease was driven by PJM asset retirements in the second quarter of 2022 and lower capacity prices. This was partially offset by increased retail power margins.

West/Services/Other: First quarter Adjusted EBITDA was $5 million, $12 million higher than the first quarter of 2022. This increase was primarily driven by a higher gross margin from Cottonwood.

Vivint: Adjusted EBITDA included $73 million in March; the acquisition closed in March 2023.

Liquidity and Capital Resources

Table 3: Corporate Liquidity

($ in millions)	3/31/23	12/31/22
Cash and Cash Equivalents	$407	$430
Restricted Cash	32	40
Total	439	470
Total Revolving Credit Facility and collective collateral facilities	3,094	2,324
Total Liquidity, excluding collateral received	$3,533	$2,794

As of March 31, 2023, NRG's cash was at $407 million, and $3.1 billion was available under the Company’s credit facilities. Total liquidity was $3.5 billion, $739 million higher than at the end of 2022. This increase was due to planned additional liquidity related to the end of the winter season, specific initiatives to optimize the amount of collateral supporting our market operations activity, and the addition of Vivint Smart Home's revolving credit facility.

NRG Strategic Developments

Vivint Smart Home Acquisition
On March 10, 2023, NRG completed the acquisition of Vivint Smart Home, paying $12 per share or $2.609 billion in cash. The Company funded the acquisition by issuing $740 million of 7.00% Senior Secured First Lien Notes due in 2033, issuing $650 million of 10.25% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, drawing $900 million from its Revolving Credit Facility and Receivables Securitization Facilities, and cash on hand.

Sale of Astoria
On January 6, 2023, NRG closed on the sale of land and related assets from the Astoria site, within the East region of operations, for net proceeds of $209 million. As part of the transaction, the Company entered into an agreement to lease the land back for the purpose of operating the Astoria gas turbines. The lease agreement is expected to end at the end of the year.

W.A. Parish Outage
In May 2022, W.A. Parish Unit 8 came offline as a result of damage to the steam turbine/generator. Based on work completed to date, NRG is targeting to return the unit to service by the end of the second quarter of 2023. The Company expects lost revenues and expenditures incurred in 2023 to be offset by insurance recoveries.

2023 Guidance
Following the close of the Vivint Smart Home acquisition, NRG is updating 2023 guidance to reflect the 10-month ownership of Vivint Smart Home, harmonizing the combined Adjusted EBITDA, and expanding Adjusted EBITDA and FCFbG guidance ranges. NRG Adjusted EBITDA has been updated to exclude amortization of customer acquisition costs (primarily related to capitalized sales commissions) and stock-based compensation. Excluding the updates for the Vivint Smart Home acquisition and EBITDA harmonization, NRG’s previous standalone 2023 Adjusted EBITDA, Cash provided by Operating Activities, and FCFbG guidance remain unchanged. As compared to Vivint's historical presentation of Adjusted EBITDA, amortization of customer acquisition costs continues to be excluded, but amortization of customer fulfillment costs (primarily related to the sale and installation of equipment) is no longer excluded.

Table 4: Adjusted EBITDA and FCFbG Guidancea

2023
(In millions)	Guidance
Adjusted EBITDA[b]	$3,010 - $3,250
Cash provided by Operating Activities	$1,610 - $1,850
FCFbG	$1,620 - $1,860
a. Non-GAAP financial measure; see Appendix Table A-5 for GAAP Reconciliation from Net Income to FCFbG. Adjusted EBITDA excludes fair value adjustments related to derivatives. The Company is unable to provide guidance for Net Income due to the impact of such fair value adjustments related to derivatives in a given year.
b. Adjusted EBITDA guidance shown above has been updated to reflect the inclusion of Vivint and the harmonization of the definitions for the combined company.

Capital Allocation Update
NRG is committed to maintaining a strong balance sheet and credit ratings and remains focused on achieving investment-grade credit metrics. The Company expects to achieve 2.50x to 2.75x corporate net debt to adjusted EBITDA by late 2025 or 2026, which will primarily be achieved through debt reduction and the realization of growth initiatives.

The Company expects to use its excess free cash flow to reduce debt, pay its common and preferred stock dividends, and fund its growth investment initiatives. In addition, NRG is targeting additional asset sales with projected proceeds, net of any required deleveraging, of $500 million during 2023.

On April 19, 2023, NRG announced that its Board of Directors declared a quarterly dividend on the Company's common stock of $0.3775 per share, or $1.51 per share. The dividend is payable on May 15, 2023, to stockholders of record as of May 1, 2023.

In December 2021, the Company announced that the Board of Directors authorized $1 billion for share repurchases as part of NRG’s Capital Allocation policy. The Company has executed $653 million in share repurchases at an average price of $40.40 per share. The remaining balance of $347 million under the current program is expected to be repurchased in 2023, subject to the availability of excess cash and full visibility of the achievement of the Company's 2023 targeted credit metrics.

Earnings Conference Call
On May 4, 2023, NRG will host a conference call at 9:00 a.m. Eastern (8:00 a.m. Central) to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials through the investor relations website under “presentations and webcasts” on investors.nrg.com. The webcast will be archived on the site for those unable to listen in real time.

About NRG
NRG Energy is a leading energy and home services company powered by people and our passion for a smarter, cleaner, and more connected future. A Fortune 500 company operating in the United States and Canada, NRG delivers innovative solutions that help people, organizations, and businesses achieve their goals while also advocating for competitive energy markets and customer choice. More information is available at www.nrg.com. Connect with NRG on Facebook and LinkedIn, and follow us on Twitter, @nrgenergy.

Forward-Looking Statements
In addition to historical information, the information presented in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, general economic conditions, including increasing interest rates and rising inflation, hazards customary in the power industry, weather conditions and extreme weather events, competition in wholesale power, gas and smart home markets, the volatility of energy and fuel prices, failure of customers or counterparties to perform under contracts, changes in the wholesale power and gas markets, changes in government or market regulations, the condition of capital markets generally and NRG’s ability to access capital markets, NRG’s ability to execute its market operations strategy, risks related to data privacy, cyberterrorism and inadequate cybersecurity, the loss of data, unanticipated outages at NRG’s generation facilities, NRG’s ability to achieve its net debt targets, adverse results in current and future litigation, complaints, product liability claims and/or adverse publicity, failure to identify, execute or successfully implement acquisitions or asset sales, risks of the smart home and security industry, including risks of and publicity surrounding the sales, subscriber origination and retention process, the impact of changes in consumer spending patterns, consumer preferences, geopolitical tensions, demographic trends, supply chain disruptions, NRG’s ability to implement value enhancing improvements to plant operations and companywide processes, NRG’s ability to achieve or maintain investment grade credit metrics, NRG’s ability to proceed with projects under development or the inability to complete the construction of such projects on schedule or within budget, the inability to maintain or create successful partnering relationships, NRG’s ability to operate its business efficiently, NRG’s ability to retain retail customers, the ability to successfully integrate businesses of acquired companies, including Direct Energy and Vivint, NRG’s ability to realize anticipated benefits of transactions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, and NRG’s ability to execute its capital allocation plan. Achieving investment grade credit metrics is not an indication of or guarantee that the Company will receive investment grade credit ratings. Debt and share repurchases may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The adjusted EBITDA, cash provided by operating activities and free cash flow before growth guidance are estimates as of May 4, 2023. These estimates are based on assumptions NRG believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this press release should be considered in connection with information regarding risks and uncertainties that may affect NRG's future results included in NRG's filings with the Securities and Exchange Commission at www.sec.gov. For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in NRG’s most recent Annual Report on Form 10-K, and in subsequent SEC filings. NRG’s forward-looking statements speak only as of the date of this communication or as of the date they are made.

Contacts:

Media:	Investors:
Laura Avant	Brendan Mulhern
713.537.5437	609.524.4767

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended March 31,
(In millions, except for per share amounts)	2023	2022
Revenue
Revenue	$7,722	$7,896
Operating Costs and Expenses
Cost of operations (excluding depreciation and amortization shown below)	8,778	4,930
Depreciation and amortization	190	183
Selling, general and administrative costs	426	347
Acquisition-related transaction and integration costs	71	8
Total operating costs and expenses	9,465	5,468
Gain/(loss) on sale of assets	199	(3)
Operating (Loss)/Income	(1,544)	2,425
Other Income/(Expense)
Equity in earnings/(losses) of unconsolidated affiliates	5	(15)
Other income, net	16	—
Interest expense	(148)	(103)
Total other expense	(127)	(118)
(Loss)/Income Before Income Taxes	(1,671)	2,307
Income tax (benefit)/expense	(336)	571
Net (Loss)/Income	$(1,335)	$1,736
Less: Cumulative dividends attributable to Series A Preferred Stock	4	—
Net (Loss)/Income Available for Common Stockholders	$(1,339)	$1,736
(Loss)/Income per Share
Weighted average number of common shares outstanding — basic and diluted	230	242
(Loss)/Income per Weighted Average Common Share —Basic and Diluted	$(5.82)	$7.17

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS)/INCOME
(Unaudited)

	Three months ended March 31,
(In millions)	2023	2022
Net (Loss)/Income	$(1,335)	$1,736
Other Comprehensive Income
Foreign currency translation adjustments	1	9
Defined benefit plans	—	(1)
Other comprehensive income	1	8
Comprehensive (Loss)/Income	$(1,334)	$1,744

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2023	December 31, 2022
(In millions, except share data and liquidation preference on preferred stock)	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and cash equivalents	$407	$430
Funds deposited by counterparties	330	1,708
Restricted cash	32	40
Accounts receivable, net	3,519	4,773
Inventory	722	751
Derivative instruments	4,400	7,886
Cash collateral paid in support of energy risk management activities	293	260
Prepayments and other current assets	505	383
Total current assets	10,208	16,231
Property, plant and equipment, net	1,835	1,692
Other Assets
Equity investments in affiliates	136	133
Operating lease right-of-use assets, net	247	225
Goodwill	5,343	1,650
Intangible assets, net	4,419	2,132
Nuclear decommissioning trust fund	879	838
Derivative instruments	3,350	4,108
Deferred income taxes	2,925	1,881
Other non-current assets	354	256
Total other assets	17,653	11,223
Total Assets	$29,696	$29,146

	March 31, 2023	December 31, 2022
(In millions, except share data and liquidation preference on preferred stock)	(Unaudited)	(Audited)
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Current portion of long-term debt and finance leases	$971	$63
Current portion of operating lease liabilities	94	83
Accounts payable	2,330	3,643
Derivative instruments	4,350	6,195
Cash collateral received in support of energy risk management activities	330	1,708
Deferred revenue current	688	176
Accrued expenses and other current liabilities	1,563	1,114
Total current liabilities	10,326	12,982
Other Liabilities
Long-term debt and finance leases	11,332	7,976
Non-current operating lease liabilities	196	180
Nuclear decommissioning reserve	344	340
Nuclear decommissioning trust liability	514	477
Derivative instruments	1,893	2,246
Deferred income taxes	133	134
Deferred revenue non-current	848	10
Other non-current liabilities	1,030	973
Total other liabilities	16,290	12,336
Total Liabilities	26,616	25,318
Commitments and Contingencies
Stockholders' Equity
Preferred stock; 10,000,000 shares authorized; 650,000 Series A shares issued and outstanding at March 31, 2023 (liquidation preference $1,000); 0 shares issued and outstanding at December 31, 2022	650	—
Common stock; $0.01 par value; 500,000,000 shares authorized; 424,292,409 and 423,897,001 shares issued and 229,956,438 and 229,561,030 shares outstanding at March 31, 2023 and December 31, 2022, respectively	4	4
Additional paid-in-capital	8,481	8,457
(Accumulated deficit)/Retained earnings	(15)	1,408
Treasury stock, at cost 194,335,971 shares at March 31, 2023 and December 31, 2022	(5,864)	(5,864)
Accumulated other comprehensive loss	(176)	(177)
Total Stockholders' Equity	3,080	3,828
Total Liabilities and Stockholders' Equity	$29,696	$29,146

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended March 31,
(In millions)	2023	2022
Cash Flows from Operating Activities
Net (Loss)/Income	$(1,335)	$1,736
Adjustments to reconcile net (loss)/income to cash (used)/provided by operating activities:
Distributions from and equity in (earnings)/losses of unconsolidated affiliates	(5)	18
Depreciation and amortization	190	183
Accretion of asset retirement obligations	6	7
Provision for credit losses	35	25
Amortization of nuclear fuel	13	14
Amortization of financing costs and debt discounts	20	6
Amortization of in-the-money contracts and emissions allowances	119	147
Amortization of unearned equity compensation	30	6
Net gain on sale of assets and disposal of assets	(187)	(6)
Changes in derivative instruments	1,599	(2,816)
Changes in current and deferred income taxes and liability for uncertain tax benefits	(338)	575
Changes in collateral deposits in support of risk management activities	(1,412)	2,007
Changes in nuclear decommissioning trust liability	(16)	(7)
Changes in other working capital	(317)	(219)
Cash (used)/provided by operating activities	(1,598)	1,676
Cash Flows from Investing Activities
Payments for acquisitions of businesses and assets, net of cash acquired	(2,492)	(26)
Capital expenditures	(142)	(60)
Net purchases of emission allowances	(18)	(18)
Investments in nuclear decommissioning trust fund securities	(87)	(151)
Proceeds from the sale of nuclear decommissioning trust fund securities	99	161
Proceeds from sales of assets, net of cash disposed	219	14
Proceeds from insurance recoveries for property, plant and equipment, net	71	—
Cash used by investing activities	(2,350)	(80)
Cash Flows from Financing Activities
Proceeds from issuance of preferred stock, net of fees	636	—
Payments of dividends to common stockholders	(87)	(85)
Payments for share repurchase activity	(8)	(188)
Net receipts from settlement of acquired derivatives that include financing elements	336	561
Net proceeds of Revolving Credit Facility and Receivables Securitization Facilities	950	—
Proceeds from issuance of long-term debt	731	—
Payments of debt issuance costs	(18)	—
Repayments of long-term debt and finance leases	(4)	(1)
Cash provided by financing activities	2,536	287
Effect of exchange rate changes on cash and cash equivalents	3	3
Net (Decrease)/Increase in Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash	(1,409)	1,886
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at Beginning of Period	2,178	1,110
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at End of Period	$769	$2,996

Appendix Table A-1: First Quarter 2023 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss)1:

($ in millions)	Texas	East	West/Services/ Other	Vivint[2]	Corp/Elim	Total
Net (Loss)/Income	$284	$(1,402)	$(304)	$(39)	$126	$(1,335)
Plus:
Interest expense, net	—	(6)	6	26	106	132
Income tax	—	—	(47)	—	(289)	(336)
Depreciation and amortization	75	30	24	52	9	190
ARO Expense	2	3	1	—	—	6
Contract amortization	1	115	3	—	—	119
EBITDA	362	(1,260)	(317)	39	(48)	(1,224)
Stock-based compensation	6	2	1	4	—	13
Amortization of customer acquisition costs[3]	14	11	1	—	—	26
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	—	4	—	—	4
Acquisition and divestiture integration and transaction costs[4]	—	—	—	30	42	72
Deactivation costs	—	4	3	—	—	7
(Gain) on sale of assets	—	(199)	—	—	—	(199)
Other non-recurring charges	1	1	2	—	(1)	3
Mark to market (MtM) losses/(gains) on economic hedges	(129)	1,755	318	—	—	1,944
Adjusted EBITDA	$254	$314	$12	$73	$(7)	$646
1 This schedule reflects 2023 results under the harmonization of the Adjusted EBITDA definition
2 Vivint Smart Home acquired in March 2023
3 Amortization of customer acquisition costs, which are excluded from the calculation of Adjusted EBITDA, is the P&L recognition of capitalized costs related to commissions and other costs related to securing the new customer
4 Includes stock-based compensation of $20 million

First Quarter 2023 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/Services/ Other	Vivint[1]	Corp/Elim	Total
Revenue[2]	$2,034	$4,152	$1,307	$148	$1	$7,642
Cost of fuel, purchased power and other cost of sales[3]	1,367	3,600	1,185	11	2	6,165
Economic gross margin	667	552	122	137	(1)	1,477
Operations & maintenance and other cost of operations[4]	262	103	69	18	(1)	451
Selling, marketing, general and administrative[5]	152	135	49	46	7	389
Other	(1)	—	(8)	—	—	(9)
Adjusted EBITDA	$254	$314	$12	$73	$(7)	$646
1 Vivint Smart Home acquired in March 2023
2 Excludes MtM gain of $91 million and contract amortization of expense of $11 million
3 Includes TDSP expense, capacity and emission credits
4 Excludes deactivation costs of $7 million, ARO expense of $6 million, other non-recurring charges of $3 million, amortization of customer acquisition costs of $2 million and stock-based compensation of $1 million
5 Excludes amortization of customer acquisition costs of $24 million, stock-based compensation of $12 million and divestiture costs of $1 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed Consolidated Results of Operations	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.[2]	Adjusted EBITDA
Revenue	$7,722	$11	$(91)	$—	$—	$7,642
Cost of operations (excluding depreciation and amortization shown below)[1]	8,308	(108)	(2,035)	—	—	6,165
Depreciation and Amortization	190	(190)	—	—	—	—
Gross margin	(776)	309	1,944	—	0	1,477
Operations & maintenance and other cost of operations	470	—	—	(7)	(12)	451
Selling, marketing, general & administrative	426	—	—	—	(37)	389
Other	(337)	204	—	—	124	(9)
Net Income/(Loss)	$(1,335)	$105	$1,944	$7	$(75)	$646
1 Excludes Operations & maintenance and other cost of operations of $470 million
2 Other adj. includes gain on sales of assets ($199) million, acquisition and divestiture integration and transaction costs of $72 million, amortization of customer acquisition costs of $26 million, stock-based compensation of $13 million, ARO expenses of $6 million, NRG share of adjusted EBITDA in unconsolidated affiliates of $4 million and other non-recurring charges of $3 million

Appendix Table A-2: First Quarter 2022 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss)1:

($ in millions)	Texas	East	West/Services/ Other	Corp/Elim	Total
Net Income/(Loss)	$771	$1,538	$130	$(703)	$1,736
Plus:
Interest expense, net	—	(1)	7	94	100
Income tax	—	—	(1)	572	571
Depreciation and amortization	77	77	21	8	183
ARO Expense	3	2	2	—	7
Contract amortization	(2)	147	2	—	147
EBITDA	849	1,763	161	(29)	2,744
Stock-based compensation	3	1	2	—	6
Amortization of customer acquisition costs[2]	14	7	—	—	21
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	—	18	—	18
Acquisition and divestiture integration and transaction costs	—	—	—	10	10
Deactivation costs	—	4	—	—	4
Loss on sale of assets	—	—	1	2	3
Other non-recurring charges	(2)	3	(6)	12	7
Mark to market (MtM) losses/(gains) on economic hedges	(653)	(1,446)	(178)	—	(2,277)
Adjusted EBITDA	$211	$332	$(2)	$(5)	$536
1 In 2022, Stock-based compensation and Amortization of customer acquisition costs were not excluded from Adjusted EBITDA. This schedule reflects 2022 results under the harmonization of the Adjusted EBITDA definition. The combined quarterly impact of these two changes is approximately $28 million per quarter for 2Q through 4Q of 2022
2 Amortization of customer acquisition costs, which are excluded from the calculation of Adjusted EBITDA, is the P&L recognition of capitalized costs related to commissions and other costs related to securing the new customer

First Quarter 2022 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/Services/ Other	Corp/Elim	Total
Revenue[1]	$2,022	$4,854	$1,162	$—	$8,038
Cost of fuel, purchased power and other cost of sales[2]	1,457	4,267	1,056	1	6,781
Economic gross margin	565	587	106	(1)	1,257
Operations & maintenance and other cost of operations[3]	227	131	57	—	415
Selling, marketing, general & administrative[4]	132	124	55	8	319
Other	(5)	—	(4)	(4)	(13)
Adjusted EBITDA	$211	$332	$(2)	$(5)	$536
1 Excludes MtM loss of $133 million and contract amortization expense of $9 million
2 Includes TDSP expense, capacity and emission credits
3 Excludes ARO expense of $7 million, deactivation costs of $4 million, amortization of customer acquisition costs of $1 million and other non-recurring charges of ($6) million
4 Excludes amortization of customer acquisition costs of $20 million, stock-based compensation of $6 million and acquisition and integration costs of $2 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed Consolidated Results of Operations	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.[2]	Adjusted EBITDA
Revenue	$7,896	$9	$133	$—	$—	$8,038
Cost of operations (excluding depreciation and amortization shown below)[1]	4,509	(138)	2,410	—	—	6,781
Depreciation and amortization	183	(183)	—	—	—	—
Gross margin	3,204	330	(2,277)	—	—	1,257
Operations & maintenance and other cost of operations	421	—	—	(4)	(2)	415
Selling, marketing, general & administrative	347	—	—	—	(28)	319
Other	700	(671)	—	—	(42)	(13)
Net Income/(Loss)	$1,736	$1,001	$(2,277)	$4	$72	$536
1 Excludes Operations & maintenance and other cost of operations of $421 million
2 Other adj. includes amortization of customer acquisition costs of $21 million, NRG share of adjusted EBITDA in unconsolidated affiliates of $18 million, acquisition and divestiture integration and transaction costs of $10 million, ARO expenses of $7 million, other non-recurring charges of $7 million, stock-based compensation of $6 million and gain on sales of assets $3 million

Appendix Table A-3: 2023 and 2022 Three Months Ended March 31 Free Cash Flow before Growth Investments (FCFbG)

The following table summarizes the calculation of FCFbG, providing a reconciliation to Cash provided by Operating Activities:

	Three Months Ended
($ in millions)	March 31, 2023	March 31, 2022
Adjusted EBITDA	$646	$536
Interest payments, net	(91)	(95)
Income tax	4	18
Net Deferred revenue[1]	(2)	(50)
Capitalized contract costs[2]	(56)	(22)
Collateral / working capital / other assets and liabilities	(2,099)	1,289
Cash (used) provided by Operating Activities	(1,598)	1,676
Winter Storm Uri C&I credits	—	25
Net receipts from settlement of acquired derivatives that include financing elements	336	561
Acquisition and divestiture integration and transaction costs[3]	56	10
Astoria fees	3	—
Encina site improvement	3	5
Adjustment for change in collateral	1,412	(2,007)
Nuclear decommissioning trust liability	12	10
Effect of exchange rate changes on cash and cash equivalents	3	3
Adjusted Cash Flow from Operations	227	283
Maintenance Capital Expenditures, net[4]	(41)	(43)
Environmental Capital Expenditures	—	(1)
Net Cash for Growth Initiatives	17	—
Free Cash Flow Before Growth Investments (FCFbG)	$203	$239
1 The cash impact of deferred revenue is the net change in the balance sheet from capitalizing proceeds received from installation and equipment and then recognizing those proceeds as revenue on a straight-line basis over the expected period of benefit.
2 Capitalized contract costs represent the costs directly related and incremental to the origination of new contracts, modification of existing contracts or to the fulfillment of the related subscriber contracts. These costs include installed products, commissions, other compensation and cost of installation of new or upgraded customer contracts. These costs are amortized on a straight-line basis over the expected period of benefit.
3 Excludes $16 MM non-cash stock-based compensation.
4 Maintenance capital expenditures, net includes W.A. Parish Unit 8 and Limestone Unit 1 insurance recoveries related to property, plant and equipment

Appendix Table A-4: Three Months Ended March 31, 2023 Sources and Uses of Liquidity

The following table summarizes the sources and uses of liquidity for the three months ending March 31, 2023:

($ in millions)	Three months ended March 31, 2023
Sources:
Adjusted Cash Flow from Operating Activities	$227
Increase in NRG revolving credit facility	645
Increase in availability of collective collateral facilities	125
Proceeds of revolving credit facility and receivables securitization facilities	950
Proceeds from issuance of long-term debt	731
Proceeds from issuance of preferred stock, net of fees	636
Proceeds from sale of assets, net of cash disposed	219
Uses:
Payments for acquisitions of businesses and assets, net of cash acquired	(2,492)
Payments of dividends	(87)
Acquisition and divestiture integration and transaction costs[1]	(56)
Maintenance and Environmental capital expenditures, net	(41)
Cash collateral paid in support of energy risk management activities	(33)
Growth Investment capital expenditures	(30)
Net purchases of emission allowances	(18)
Payments of debt issuance costs	(18)
Payments for share repurchase activity	(8)
Encina site improvement	(3)
Other investing and financing	(8)
Change in Total Liquidity	$739
1 Excludes $16 MM non-cash stock-based compensation.

Appendix Table A-5: 2023 Guidance Reconciliations
The following table summarizes the calculation of Adjusted EBITDA providing reconciliation to Net Income, and the calculation of Free Cash Flow before Growth providing a reconciliation to Cash provided by Operating Activities:

2023
($ in millions)	Guidance
Net Income[1]	$ 805 - 1,045
Interest expense, net	680
Income tax	310
Depreciation and amortization	1,010
ARO Expense	20
Amortization of customer acquisition costs[2]	120
Stock-based compensation[3]	75
Acquisition and divestiture integration and transaction costs	180
Other costs[4]	(190)
Adjusted EBITDA[5]	3,010 - 3,250
Interest payments, net	(590)
Income tax	(95)
Net Deferred Revenue[6]	215
Amortization of customer fulfillment costs[7]	35
Capitalized contract costs	(690)
Working capital / other assets and liabilities[8]	(275)
Cash provided by Operating Activities	1,610 - 1,850
Acquisition and other costs[8]	210
Adjusted Cash Flow from Operations	1,810 - 2,060
Maintenance capital expenditures, net[9]	(270) - (290)
Environmental capital expenditures	(10) - (15)
Net Cash for Growth Initiatives	90
Free Cash Flow before Growth	$ 1,620 - 1,860
1 For purposes of guidance, fair value adjustments related to derivatives are assumed to be zero.
2 Amortization of customer acquisition costs, which are excluded from the calculation of Adjusted EBITDA, is the P&L recognition of capitalized costs related to commissions and other costs related to securing the new customer. NRG was previously including these costs in the calculation of Adjusted EBITDA. On a stand-alone basis, NRG amortization of customer acquisition costs is $90 MM and Vivint is $30 MM.
3 Stock-based compensation was previously included in NRG’s calculation of Adjusted EBITDA. On a stand-alone basis NRG stock-based compensation is expected to be $30 MM and Vivint is expected to be $45 MM.
4 Includes adjustments for sale of assets, adjustments to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates, deactivation costs, and other non-recurring expenses.
5 Previously, Vivint excluded the amortization of customer fulfillment costs (primarily related to the sale and installation of equipment) in its calculation of Adjusted EBITDA. The updated Adjusted EBITDA calculation does not exclude the impact of customer fulfillment costs. Vivint’s customer fulfillment costs are expected to be $35 MM and is shown in Cash provided by Operating Activities. The net impact of the harmonization of Adjusted EBITDA is
$85 MM.
6 The cash impact of deferred revenue is the net change in the balance sheet from capitalizing proceeds received from installation and equipment and then recognizing those proceeds as revenue on a straight-line basis over the expected period of benefit.
7 Amortization of customer fulfillment costs, which are included in the calculation of adjusted EBITDA, is the P&L recognition of capitalized contract costs related to the installation of equipment necessary for a customer to receive the Smart Home service.
8 Working capital / other assets and liabilities includes payments for acquisition and divestiture integration and transition costs, which is adjusted in Acquisition and Other Costs.
9 Maintenance capital expenditures, net includes W.A. Parish Unit 8 and Limestone Unit 1 expected insurance recoveries related to property, plant and equipment.

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest expense (including loss on debt extinguishment), income taxes, depreciation and amortization, asset retirement obligation expenses, contract amortization consisting of amortization of power and fuel contracts and amortization of emission allowances. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.
Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. As NRG defines it, Adjusted EBITDA represents EBITDA excluding the impact of stock-based compensation, amortization of customer acquisition costs (primarily amortized commissions), impairment losses, deactivation costs, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from forward position of economic hedges, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, the impact of restructuring and any extraordinary, unusual or non-recurring items, plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments.  The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of NRG's financial statements in evaluating its operating performance because it provides an additional tool to compare business performance across companies and across periods and adjusts for items that we do not consider indicative of NRG’s future operating performance. This measure is widely used by debt-holders to analyze operating performance and debt service capacity and by equity investors to measure our operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and in communications with NRG's Board of Directors, shareholders, creditors, analysts and investors concerning its financial performance.
Adjusted cash flow from operations is a non-GAAP measure NRG provides to show cash flow from operations with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger, integration, related restructuring costs, changes in the nuclear decommissioning trust liability, and the impact of extraordinary, unusual or non-recurring items. The Company provides the reader with this alternative view of operating cash flow because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates. The Company adds back merger, integration related restructuring costs as they are one time and unique in nature and do not reflect ongoing cash from operations and they are fully disclosed to investors. The company excludes changes in the nuclear decommissioning trust liability as these amounts are offset by changes in the decommissioning fund shown in cash from investing.

Free Cash Flow before Growth Investments is adjusted cash flow from operations less maintenance and environmental capital expenditures, net of funding, dividends from preferred instruments treated as debt by ratings agencies, and distributions to non-controlling interests and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on Free Cash Flow before Growth Investments as a measure of cash available for discretionary expenditures.

Free Cash Flow before Growth Investments is utilized by Management in making decisions regarding the allocation of capital. Free Cash Flow before Growth Investments is presented because the Company believes it is a useful tool for assessing the financial performance in the current period. In addition, NRG’s peers evaluate cash available for allocation in a similar manner and accordingly, it is a meaningful indicator for investors to benchmark NRG's performance against its peers. Free Cash Flow before Growth Investments is a performance measure and is not intended to represent net income (loss), cash provided by operating activities (the most directly comparable U.S. GAAP measure), or liquidity and is not necessarily comparable to similarly titled measures reported by other companies.